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EXHIBIT 10.7.4

        SECOND AMENDMENT dated as of September 25, 2008 (this "Amendment"), to the Credit Agreement dated as of March 2, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among MOLSON COORS BREWING COMPANY (the "Company"), COORS BREWING COMPANY, MOLSON CANADA 2005, MOLSON INC., MOLSON COORS CANADA INC. and COORS BREWERS LIMITED; the LENDERS from time to time party thereto; WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent; and BANK OF MONTREAL, as Canadian Administrative Agent.

        WHEREAS the Company, the Administrative Agent and the Required Lenders have agreed, on the terms and subject to the conditions set forth herein, to amend the Credit Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        SECTION 1. Defined Terms. Capitalized terms used and not defined herein have the meanings given them in the Credit Agreement (as amended hereby).

        SECTION 2. Amendment to the Credit Agreement. Effective as of the Second Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

  (a)
  The definition of "Affiliate" in Section 1.01 of the Credit Agreement is amended to add at the end thereof the following new sentence:

    "Notwithstanding the foregoing, solely for purposes of the definition of "Consolidated EBITDA", any Person shall also be deemed to be an Affiliate of the Company if the Company has the power, directly, or indirectly through one or more intermediaries, to vote 20% or more of the equity interests of such Person having ordinary voting power."

  (b)
  The definition of "Consolidated EBITDA" in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:

        "Consolidated EBITDA" means, for any period, consolidated net income of the Company and the Subsidiaries for such period plus (a) without duplication and to the extent deducted in determining such consolidated net income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense, franchise taxes and state single business unitary and similar taxes imposed in lieu of income taxes or capital taxes for such period, (iii) all amounts attributable to depreciation and amortization (or other impairment of intangible assets) for such period, (iv) any non-cash charges and non-cash losses (including any write-off of deferred financing costs and the effects of purchase accounting) for such period (provided, that any cash payment made with respect to any such non-cash charge or non-cash loss shall be subtracted in computing Consolidated EBITDA during the period in which such cash payment is made), (v) any extraordinary, unusual or non-recurring charges or losses for such period, (vi) all costs, fees and expenses during such period related to any restructuring (including, without limitation, related severance costs, retention bonuses, relocation expenses, expenses related to the closure of facilities and similar costs and expenses), issuance of equity, recapitalization, asset disposition, acquisition or Indebtedness, (vii) all expenses and charges which have been reimbursed by a third party, to the extent such reimbursement has not been included in consolidated net income, (viii) losses realized upon the disposition of property (other than inventory), (ix) expenses, charges and losses associated with the sale or discontinuance of any business operation to the extent such expenses, charges or losses are recorded at or about the time of such sale or discontinuance, (x) to the extent not included in consolidated net income, payments received from business interruption insurance or product recalls and (xi) losses of unconsolidated Affiliates recognized under equity method accounting, minus (b) without duplication and to the extent included in determining consolidated net income of the Company and the Subsidiaries, the sum of (i) income of unconsolidated Affiliates recognized under equity method accounting, (ii) any extraordinary, unusual or nonrecurring gains for such period and (iii) gains realized upon the disposition of property (other than inventory), all determined on a consolidated basis in accordance with GAAP, plus (c) to the extent not otherwise included in determining consolidated net income of the Company and the Subsidiaries, cash distributions received by the Company and the Subsidiaries from unconsolidated Affiliates. In the event that there shall have occurred any acquisition or disposition of a business or a business unit during any period for which Consolidated EBITDA is to be determined, such determination shall be made on a pro forma basis (in accordance with Regulation S-X under the Securities Act of 1933) as if such acquisition or disposition and any related incurrence or repayment of Indebtedness had occurred on the first day of such period."

        SECTION 3. Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Lenders that as of the Second Amendment Effective Date and after giving effect hereto:

  (a)
  This Amendment has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

  (b)
  As of the Second Amendment Effective Date, after giving effect to this Amendment, no Default has occurred and is continuing.

  (c)
  After giving effect to this Amendment, all representations and warranties of the Company contained in the Credit Agreement (as amended hereby) are true and correct in all material respects on and as of the date hereof (except with respect to representations and warranties expressly made only as of an earlier date, which representations were true and correct in all material respects as of such earlier date).

        SECTION 4. Effectiveness. This Amendment shall become effective as of the first date (the "Second Amendment Effective Date") on which the Administrative Agent (or its counsel) shall have received copies hereof that, when taken together, bear the signatures of the Company and the Required Lenders.

        SECTION 5. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. As used therein, the terms "Agreement", "herein", "hereunder", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby.

        SECTION 6. Expenses. The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

        SECTION 7. Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

  (b)
  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile or other electronic imaging means of the relevant executed signature pages hereof.

        SECTION 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

MOLSON COORS BREWING COMPANY,
By:	/s/ E. JAY WELLS E. Jay Wells Treasurer

WACHOVIA BANK, NATIONAL ASSOCIATION, INDIVIDUALLY AND AS ADMINISTRATIVE AGENT,
By:	/s/ THOMAS M. HARPER Thomas M. Harper Senior Vice President

To approve the Second Amendment:

Name of Lender:

ABN AMRO NV
By:	/s/ JEAN TREMBSLEY Jean Trembsley Managing Director

For any Lender requiring a second signature line:

By:	/s/ MICHAEL R. COSTELLO Michael R. Costello Director

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.V. "RABOBANK NEDERLAND", NEW YORK BRANCH, AS A LENDER
By:	/s/ BERT CORUM Bert Corum Executive Director

By:	/s/ REBECCA O'MORROW Rebecca O'Morrow Executive Director

BANK OF AMERICA, N.A.
By:	/s/ ROBERT J. BECKLEY Robert J. Beckley Managing Director

BANK OF MONTREAL
By:	/s/ BRUNO JARRY Bruno Jarry Director

For any Lender requiring a second signature line:

BANK OF MONTREAL (US BRANCH)
By:	/s/ DAVID L. MISTIC David L. Mistic Vice President

THE BANK OF TOKYO—MITSUBISHI UFJ, LTD.
By:	/s/ VICTOR PIERZCHALSKI Victor Pierzchalski Authorized Signatory

CITIBANK N.A.
By:	/s/ RICHARD M. LEVIN Richard M. Levin Vice President

DEUTSCHE BANK AG NEW YORK BRANCH
By:	/s/ HEIDI SANDQUIST Heidi Sandquist Vice President
By:	/s/ MING K. CHU Ming K. Chu Vice President

FORTIS CAPITAL CORP
By:	/s/ GILL DICKSON Gill Dickson Director
By:	/s/ ELAINE KAN Elaine Kan Assistant Vice President

HSBC BANK USA, N.A.
By:	/s/ MOHAN MAHIMTURA Mohan Mahimtura Vice President

JPMORGAN CHASE BANK N.A.
By:	/s/ LINDA A. CARPER Linda A. Carper Executive Director

LLOYDS TSB BANK PLC
By:	/s/ DEBORAH CARLSON Deborah Carlson Director, Corporate Banking—USA
By:	/s/ CARLOS LOPEZ Carlos Lopez Associate Director, Corporate Banking—USA

MORGAN STANLEY SENIOR FUNDING, INC.
By:	/s/ JANINE HAAS Janine Haas Vice President

THE NORTHERN TRUST COMPANY
By:	/s/ BRANDON ROLEK Brandon Rolek Vice President

TRANSAMERICA SERVICES LTD.
By:	/s/ JAMES N. STEWART James N. Stewart Regional Head of Credit Management, London

TORONTO DOMINION (TEXAS) LLC
By:	/s/ DEBBI BRITO Debbi Brito Vice President, Corporate Administration

THE TORONTO DOMINION BANK
By:	/s/ DEBBI BRITO Debbi Brito Vice President, Corporate Administration

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  EXHIBIT 10.7.4